UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2022

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

47800 Westinghouse Drive, Fremont, CA 94539
(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 12, 2022, Actelis Networks, Inc. (the "Company" or "us" or "we") entered into an Underwriting Agreement (the "Underwriting Agreement") with Boustead Securities, LLC, the underwriter named on Schedule I thereto, relating to the Company’s firm commitment underwritten initial public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 3,750,000 shares of Common Stock to the underwriter at a public offering price of $4.00 per share (the "Offering Price"), and granted the Underwriter a 45-day overallotment option to purchase up to 562,500 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Over-Allotment Option”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-264321) (the “Registration Statement”), under the Securities Act of 1933, as amended (the "Securities Act").

The Company intends to use the proceeds primarily for research and development, sales and marketing, general and administrative purposes, capital investments and working capital.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make because of any of those liabilities. In exchange for the underwriter’s services, the Company agreed to (i) sell the Common Stock to the underwriter at a purchase price of $3.72 per share representing a 7% underwriting discount, (ii) pay a non-accountable expense allowance to the underwriter equal to 0.75% of the gross proceeds received at the closing of the Offering, and (ii) issue the Underwriter (or its designees) a warrant to purchase shares of Common Stock (the “Underwriter’s Warrant”) representing 7% of the shares sold in the Offering.

The Offering closed on May 17, 2022, and the Company sold an aggregate of 4,212,500 shares of Common Stock to the underwriter, including 462,500 shares pursuant to the partial exercise of the Over-Allotment Option, for total gross proceeds of $16,850,000. After deducting the underwriting commissions, discounts, and offering expenses payable by the Company, the Company received net proceeds of approximately $15,400,000.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwriter’s Warrants

On May 17, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriter’s Warrant to purchase up to an aggregate of 294,875 shares of Common Stock. The Underwriter’s Warrant may be exercised beginning on May 17, 2022 until May 12, 2027. The initial exercise price of Underwriter’s Warrant is $5.00 per share, which represents 125% of the Offering Price.

The foregoing summary of the Underwriter’s Warrant is qualified in its entirety by reference to the full text of the form of Underwriter’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 13, 2022, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement, the listing of its Common Stock on The Nasdaq Capital Market and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

On May 17, 2022, the Company issued a press release with respect to the closing of the Offering. A copy of this press release is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Underwriter’s Warrant
10.1	Underwriting Agreement, dated as of May 12, 2022, between the Company and Boustead Securities, LLC
99.1	Press Release dated May 13, 2022
99.2	Press Release dated May 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: May 18, 2022	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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